EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the Fourth Quarter and Full-Year 2010 Earnings Release and Conference Call

  Earnings Release Date – Wednesday, February 16, 2011, after 5:30 pm Central Time
  Conference Call Date – Thursday, February 17, 2011, at 10:00 am Central Time

SPRINGFIELD, Mo., Jan. 5, 2011 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) a leading retailer in the automotive aftermarket industry, announces the release date for its fourth quarter and full-year 2010 earnings as Wednesday, February 16, 2011, with a conference call to follow on Thursday, February 17, 2011.

The Company's fourth quarter and full-year 2010 earnings will be released after 5:30 p.m. central time on Wednesday, February 16, 2011, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room".

Investors are invited to listen to the Company's conference call discussing the financial results for the fourth quarter and full-year of 2010, on Thursday, February 17, 2011, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room". Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call ID number is 33644868. A replay of the call will also be available on the Company's website following the conference call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,536 stores in 38 states as of September 30, 2010.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media Contacts
          Mark Merz
          (417)829-5878